STOCK APPRECIATION AWARD

                                 PURSUANT TO THE
                    PEOPLES BANK CORPORATION OF INDIANAPOLIS
                                STOCK OPTION PLAN

         A stock appreciation award (the "Award") is hereby granted by Peoples Bank Corporation of Indianapolis (the"Company") to Gerald R. Francis (the "Francis") on the terms set forth herein. This Award is subject to all terms and definitions set forth in the Peoples Bank Corporation of Indianapolis Stock Option Plan (the "Plan") which has been adopted by the Company and which is incorporated by reference herein.

         1. Grant and Value of Award. This Award is granted in three separate installments ("Installment") which shall vest at different times. Each Installment represents the right to receive payment from the Company at the time of exercise of the following value in cash:


  Installment             Dollar Value               x       No. of Share
     Class                                                    Equivalents
       I                  (.6)[V - $22.625]          x          20,000-A
      II                  (.6)[V - $22.625]          x          22,000-B
      III                 (.6)[V - $22.625]          x          24,000-C

         The value of V is equal to the fair market value of one Non-voting Common Share of the Company on the date of exercise.

         The values of A, B and C in the above formula are to be determined by the following tables, based on the calendar years in which the Installments of the Award first become exercisable under Sections 2, 3 and 4 (for each Installment, its "Vesting Date.") "Vesting Date I," for example, refers to the Vesting Date for Award Installment I.


             Year of Vesting
                 Date I                                 A
                  1997                                 516
                  1998                                 514
                  1999
                and after                             4,419


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         Year of Vesting         Year of Vesting
             Date II                  Date I                             B=
               1997                    N/A                                0
               1998                    1997                              514
                                       1998                               0
          1999 or after           any prior year                        4,419
                                    same year                             0



      Year of Vesting          Year of Vesting       Year of Vesting
         Date III                  Date II               Date I            C=
           1997                      N/A                   N/A              0
           1998                     1997                  1997             514
                                    1998              1997 or 1998          0
       1999 or after           any prior year        any prior year       4,419
                              same year as III       any prior year         0
                              same year as III      same year as III        0

         2. Exercise of Award. Each Award Installment shall become exercisable based on the closing market price of the Company's Nonvoting Common Shares, without par value ("Common Shares") as follows:


                                                        Closing
              Installment                               Market
                 Class                                  Price*
                   I                                      $30
                  II                                      $35
                  III                                     $40

         * An installment becomes exercisable when the closing price for the Common Shares reported on Nasdaq-NMS (or other exchange on which the Common Shares are then traded) is equal to or greater than the price set forth in the table for at least 20 consecutive trading days.


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         3. Acceleration of Vesting. Upon a Change of Control, as defined in the
Plan, this Award shall become immediately exercisable in its entirety. In addition, Installment I shall become immediately exercisable in its entirety if Francis' employment with Peoples Bank & Trust Company ("Bank") is terminated either without Cause or with Good Reason, as defined in the Bank's employment agreement with Francis dated as of April 17, 1997.

         4.       Period of Exercisability.

                  (a) Installment I shall expire and terminate on the date 30 days following Francis' termination of employment for any reason other than retirement, disability or death. In the event of Francis' termination of employment due to retirement, disability or death, Installment I shall become exercisable but shall expire as indicated in the following table.



           Circumstance of
             Termination                          Expiration Date
             Retirement               3 months after termination of employment
            Disability or
        Death while employed           1 year after termination of employment
     Death within 3 months after
      Retirement OR Within One
     Year after Termination due
            to Disability                    1 year after date of death


                  (b) Installments II and III shall expire immediately upon the Francis' termination of employment for any reason or cause if such installments are not then exercisable (based on the conditions set forth in Sections 2 or 3 of this Agreement). If Installment II or III is exercisable upon Francis' termination of employment (based on the conditions set forth in Sections 2 or 3) for any reason other than retirement, disability or death, then such installment shall expire on the date 30 days following Francis' termination of employment. If Installment II or III is exercisable (based on the conditions set forth in Sections 2 or 3) upon Francis' termination of employment due to retirement, disability or death, then such installment shall remain exercisable and expire in accordance with the table in Section 4(a) above.

                  (c) In no circumstances shall the Award be exercisable later than the date on which it would otherwise expire.

         5. Method of Exercise. This Award may be exercised by a written notice which shall:

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                  (a) state the election to exercise a portion of the Award, the number of share equivalents and the Installment with respect to which it is being exercised, and the address and Social Security Number of the person exercising the Award.

                  (b) be signed by the person or persons entitled to exercise the Award and, if the Award is being exercised by any person or persons other than Francis, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Award; and

                  (c) be in writing and delivered in person or by certified mail to the Secretary of the Company.

         6. Withholding. Francis hereby agrees that, upon exercise of the Award or any portion of any Installment, the Company shall be entitled to withhold all or any portion of the payment due Francis for such tax withholding as may be required of the Company under federal, state, or local law on account of such exercise and on account of any other compensation received by Francis from the Company or its subsidiaries.

         7. Limited Transferability. Only to the extent expressly permitted by the Plan at the time, this Award may be transferred to Francis' spouse, lineal ascendants, lineal descendants, or to a duly established trust for their benefit or the benefit of Francis, provided that such transferee shall be permitted to exercise this Award subject to all the same terms and conditions applicable to Francis. Otherwise, this Award is not transferable other than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order.

         8. Adjustments. In the event of a stock split or stock dividend, the number of share equivalents and the base price used to determine the value of the Award under Section 1 shall be adjusted proportionately.

         9. Term. This Award shall expire on April 17, 2007, subject to early termination as set forth herein and may be exercised during such term only in accordance with the Plan and the terms of this Award. In no case may the Award be exercised for the value determined on the basis of fewer than 100 share equivalents at any one time, except to purchase a residue of an Installment.

         October 21, 1997                       PEOPLES BANK CORPORATION
                                                 OF INDIANAPOLIS

                                                 By  /s/ William E. McWhirter
                                                 Its    Chairman and Chief
                                                            Executive Officer
AGREED: /s/ Gerald R. Francis
---------------------------------
Gerald R. Francis








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                  THE PEOPLES BANK CORPORATION OF INDIANAPOLIS
                           ---------------------------

                     STOCK APPRECIATION AWARD EXERCISE FORM
                           ---------------------------

                                                                     -----------
                                                                     Date

Secretary
Peoples Bank Corporation of Indianapolis
130 East Market Street
Indianapolis, Indiana  46204

         Re:  Peoples Bank Corporation of Indianapolis Stock Appreciation Award

Dear Sir:

         The undersigned elects to exercise his Stock Appreciation Award for its cash value related to ____ share equivalents from Award Installment ___ under and pursuant to the Stock Appreciation Award dated October __, 1997 ("Award").

         After making allowance for tax withholding permitted by the Award, please remit a check for the remaining cash value for which the Award is hereby exercised to the undersigned.

                                                     Very truly yours,






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